EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Sierra Monitor Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-18241) on Form S-8 of Sierra Monitor Corporation of our report dated February 13, 2003, relating to the balance sheets of Sierra Monitor Corporation as of December 31, 2002, and the related statements of operations, shareholders' equity and cash flows for the year then ended, which report appears in the December 31, 2002, annual report on Form 10-KSB of Sierra Monitor Corporation.


                                      /s/ Squar, Milner, Reehl & Williamson, LLP

Newport Beach, California
March 25, 2003